Exhibit 10.1
2011 Base Salaries for Named Executive Officers

Name	2011 Base Salary
John D. Finnegan*	$1,325,000
Richard G. Spiro**	$811,125
Paul J. Krump *	$700,000
Dino E. Robusto*	$700,000
Harold L. Morrison*	$600,000

*	Effective January 1, 2011

**	Effective April 1, 2011